Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the DWS Balanced Fund (the "Fund") Class A, Class B, Class C, Class S, and Institutional Class Shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 2-21789) of our report dated December 27, 2007, on the financial statements and financial highlights of the Fund, included in the Fund's Annual Report dated October 31, 2007.




/s/ERNST & YOUNG LLP
Boston, Massachusetts
February 25, 2008